EXHIBIT 99.1

October 7, 2022

TO:	All Stockholders
(Addressed Individually)

SUBJECT:	Report from the President

The System’s Stakeholders Speak

When the Federal Housing Finance Agency officially announced its FHLBank System at 100: Focusing on the Future initiative on August 31, it put out a call for the Federal Home Loan Bank System’s stakeholders to provide their views on the System’s role, mission and purpose, and share their recommendations for ensuring that the System remains positioned to meet the needs of today and tomorrow.

Our System’s stakeholders certainly answered the call – so many, in fact, that the FHFA expanded its first Listening Session to three days to accommodate the dozens of speakers who signed up. Over these three days of testimonials, the voices of these stakeholders – members, housing partners, System Directors, industry experts and community leaders – were heard loud and clear. Time and again, we heard stories about local lenders working with their Federal Home Loan Bank to support their lending activities, better manage their balance sheets, and further strengthen their bonds with the communities and customers they serve. We heard stories of the impact of the System’s housing and community development programs, and the importance of Affordable Housing Program grants – a source of funding that is available every year no matter the broader market conditions. And we heard stories of the sound risk management and conservative operations that drive the System’s stability. Of course, we also heard criticism of the System – much of it uninformed and driven by external agendas, and some certainly valid and worth considering as we look ahead to the future of our System. But throughout the first set of listening sessions, it was the voices of our stakeholders, the true users of our System and those who not only understand our value but rely on it, that rang true. As this effort continues, I hope that these stakeholders continue to tell their stories.

With nearly 10 hours of testimonials over the three sessions, there were many stories that stood out. But I was especially grateful for those who spoke on their experiences with the Federal Home Loan Bank of New York.

Dave Hanrahan’s testimonial was quite fitting, as he answered the call of the listening session with a story about the FHLBNY answering the call of our members. In his remarks, Mr. Hanrahan, president of Century Savings Bank, described the genesis of our Business Development Advance, which came when Adam Goldstein, our Chief Business Officer, met him in a diner in Vineland, New Jersey, a few years ago as part of our regular member outreach and engagement activities and asked the simple question, “what else do you need from your Home Loan Bank?” Mr. Hanrahan then described how he took one of the diner placemats in front of him, flipped it over, and sketched out all the important things we do for our members, from our AHP to the reliable funding we provide. He then expressed a need for an advance targeted at members’ local business customers, an idea which, through the responsiveness and innovation of our team, went from a sketch on a menu to the Business Development Advance we proudly rolled out late last year, and again this summer, with a total of $8 million in interest-rate credits available to the benefit of members like Century Savings and their small business customers alike.

In closing his remarks, Mr. Hanrahan took aim at some of the myths about the Federal Home Loan Banks that have cropped up over the past year, including the idea that members access advances at the expense of their depositors. In refuting that nonsensical claim, he perfectly captured the true value we provide to our members, the comfort in knowing our funding is always there when needed:

I’m a relationship lender. I also like relationship deposits for that reason. But sometimes I don’t have enough relationship deposits. Or sometimes there’s a mismatch on ALCO and I need to be able to borrow for five or ten or 30 years to match the funding on a fixed-rate commitment I’ve made on the other side of my balance sheet. That’s why we take FHLB advances, to help with that.

I was also grateful for the remarks by Charlie Hammerman, president and CEO of the Disability Opportunity Fund, who highlighted DOF’s participation in our Small Business Recovery Grant Program – accessing the Program three times in 2020 and 2021 to get $286,400 in grant funds out to 33 small businesses and nonprofit organizations challenged by the pandemic. He shared the response from these recipients, stating “each have told us we literally saved their lives.” This is similar to stories we have heard from so many members who participated in the Small Business Recovery Grant Program – reflective of the true power of the partnership that exists between the FHLBNY and our members. I proudly note that Mr. Hammerman, like Mr. Hanrahan, highlighted the responsiveness of our FHLBNY team. Our focus on our members is not a marketing phrase, but rather first among our Core Values as an institution. In conversations with Mr. Hammerman, he has spoken of the desire to “unleash the power of CDFIs” by updating FHFA collateral requirements to make it easier for this member type to borrow from their Home Loan Bank – a point that several other CDFI members made during the course of the listening sessions, and an example of the type of session feedback that can benefit the System and enhance the reach of our funding as we look to the future.

The testimonial from Rick Mroz, the Chairman of our Housing Committee and one of the longest-serving Directors in the entire history of the System, was of significant value. Director Mroz first joined our Board as an Independent Director in 2002 and he will retire from it at year-end, and in his remarks, he was able to provide keen insight into the growth and evolution of the Home Loan Banks over the past two decades – noting our unique ability to grow or shrink based on our members’ needs. He also highlighted the strong governance practices of the Home Loan Banks and our Boards, and how seriously these bodies take our role as stewards of our members’ capital. As Housing Committee Chair, and a longtime advocate for our housing mission, Director Mroz has supported and championed the wide range of activities and programs the FHLBNY, and all the Home Loan Banks, offer to support the communities we serve. As Director Mroz stated, “at the Federal Home Loan Bank of New York, we know that a home is the foundation from which we grow – as individuals, families and communities.” This belief is at the core of our housing mission, and our mission is truly central to everything that the FHLBNY does – something in which the entire staff and Board takes pride.

Perhaps the only speaker with more System experience than Director Mroz, Tom Vartanian, the author and currently the Executive Director of the Financial Technology & Cybersecurity Center, has, for the past 40 years, worked on either regulating or representing the Federal Home Loan Banks. In that time, he has been involved in matters ranging from System membership to SEC registration to Home Loan Bank capital plans. We have often sought his counsel at the FHLBNY, and his presentations to our Board have always been well-informed and even more well-received. In his comments, Mr. Vartanian praised the “brilliant” structure of our System, noting, “it’s a cooperative System, everybody has skin in the game, and all the decisions are made at the ground level by local feet on local ground.” He also noted the consistent and continued success of our System, stating, “The Federal Home Loan Bank System represents the most successful story we can tell about the financial system in the last 100 years. They have fulfilled their mission laid out by Congress to the tee.” It is that local connection to our members, as originally designed by Congress and highlighted by Mr. Vartanian, that creates the strong, cooperative partnerships that have served as the foundation for every System success over the past 90 years.

A Nationwide Reach

I am also thankful for those stories that were shared from across the System, driving home the true national reach of the Federal Home Loan Banks, and our ability, through our members, to touch virtually every community in the United States.

The testimonial from Dr. David Brown, president of The Gathering Tree, showed the ripple effect of our partnership with our members and housing partners. Dr. Brown formed The Gathering Tree with his wife Linda, a nurse and realtor, and several others, to do more for the homeless population in their city of Springfield, Missouri. That vision took the form of Eden Village, a tiny home model that offers solutions to ending homelessness. Dr. Brown explained that a chance encounter with a member bank CEO at a birthday dinner introduced him to the Federal Home Loan Bank of Des Moines and its AHP Program. The project secured a $750,000 AHP grant, which Dr. Brown described as the “tipping point” for his initiative – eight months later, Eden Village opened to provide supportive housing for chronically disabled homeless persons. Dr. Brown’s organization has since received an additional $2.5 million in AHP grants, and is expanding across the country. In closing his testimonial, Dr. Brown stated, “Our dream is that Springfield will be a city where no one sleeps outside. Thank you, Federal Home Loan Bank, for that dream.”

Another story that resonated with me came from Micah Gursky, Executive Director of the Tamaqua Area Community Partnership and a member of the Federal Home Loan Bank of Pittsburgh’s Affordable Housing Advisory Council. Mr. Gursky explained how the relationship rural lenders like those who serve his small anthracite coal town community has with their Home Loan Bank is vital to the health and growth of these communities, even if those in these communities are not necessarily familiar with our System. In discussing the Federal Home Loan Bank of Pittsburgh’s response to severe flooding in West Virginia in 2016, in which the cooperative provided $1 million in disaster relief funding through a program specifically targeted to households impacted by the floods, Mr. Gursky stated that those who benefited from the grants “probably never heard of the Federal Home Loan Bank of Pittsburgh or the Federal Home Loan Bank System, but I guarantee you their banks did…because they knew to go to their co-op for quick help to help respond to that flooding.”

There have been equally compelling stories from across the Federal Home Loan Bank System, but I believe Mr. Gursky’s comment perfectly captures the most resounding message of these first few sessions. Our members know the value the Home Loan Banks provide and know that we will always be there, and it is that partnership that enhances and amplifies our collective ability to make a positive and lasting impact in the communities we serve.

I thank everyone who took the time to tell their story to the FHFA over these three days of sessions, and the scores more from across our footprint and beyond who have submitted written comments to the FHFA for the FHLBank System at 100: Focusing on the Future initiative. If you have not done so yet, there is still time to tell your own story: the FHFA is accepting written comments through October 21, 2022 – either through its website or mailed to:

Federal Housing Finance Agency

400 7th Street, SW

Washington, D.C. 20024

And as the FHFA releases more information on the next stages of this effort – a series of regional roundtables and another set of listening sessions – we will share that with our members.

Evolving Carefully

At the midway point of the final day of the listening sessions, F. Daniel Siciliano, Stanford Law School Fellow and Vice Chair of the Federal Home Loan Bank of San Francisco, highlighted the reflective nature of this initiative. He stated that “a System with a strong emphasis on safety and soundness should, by design, not be expected to adapt to changing times quickly or smoothly but can instead, on reflection, evolve carefully.” Professor Siciliano went on the note that our need for a deliberate pace of change for the System is “a feature, not a bug” – one that speaks to that focus on safety and soundness that has long bolstered our System. This FHFA initiative, with a view towards our centennial, provides that proper pacing to ensure the System continues to evolve carefully, but evolve nonetheless.

2022 FHLBNY Board Election Update

In his testimonial, Director Mroz stated that he will conclude his service on the FHLBNY Board at the end of this year with “deep appreciation of the impact these cooperatives have been able to make over the past 90 years.” Our Board is essential to this impact, and to the future of both our institution and the Federal Home Loan Bank System. Ours is an active, diverse and engaged Board, tasked with representing the needs of our members and the communities we serve, and providing management with the guidance necessary to ensure we continue to meet those needs. That is why it is so important for our members to participate in the annual Director Election process.

On October 17, the 2022 Director Election ballots will be sent electronically from noreply@directvote.net to all eligible member institutions. This year, three Directorships – one seat representing our New York members and two Independent Directorships representing the whole District – are up for election for four-year terms commencing on January 1, 2023. As you will recall, on August 31, we filed a Form 8-K announcing that Chris Martin, Executive Chairman of Provident Bank in Iselin, and Ira Robbins, Chairman and CEO of Valley Bank in Wayne, have been deemed re-elected and elected, respectively, to serve as Member Directors representing our New Jersey members for four-year terms commencing January 1, 2023. Both were the only nominees for the two open New Jersey Member Director seats, and they accepted their nominations; as such, no formal election process among our New Jersey members with regard to these seats was required.

Our Board is a key part of our cooperative, and I encourage all of our members to participate in the election process. If you have any questions, please contact our general counsel, Paul Friend, at generalcounsel@fhlbny.com.

Shaping the System’s Future

Once again, I thank all of those who took the time over the past week to either participate in or view the FHFA’s listening sessions, and those who have sent or will send their own comments to the FHFA as part of this initiative. Clearly, the Federal Home Loan Bank System means so much to so many, and together, our voices will help tell the story of the System, and shape its future.

Sincerely,

José R. González

President and Chief Executive Officer

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995

This report may contain forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These statements are based upon our current expectations and speak only as of the date hereof. These statements may use forward-looking terms, such as “projected,” “expects,” “may,” or their negatives or other variations of these terms. The Bank cautions that, by their nature, forward-looking statements involve risk or uncertainty and that actual results could differ materially from those expressed or implied in these forward-looking statements or could affect the extent to which a particular objective, projection, estimate, or prediction is realized. These forward-looking statements involve risks and uncertainties including, but not limited to, regulatory and accounting rule adjustments or requirements, changes in interest rates, changes in projected business volumes, changes in prepayment speeds on mortgage assets, the cost of our funding, changes in our membership profile, the withdrawal of one or more large members, competitive pressures, shifts in demand for our products, and general economic conditions. We undertake no obligation to revise or update publicly any forward-looking statements for any reason.